BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
250 356-8626

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	February 27, 2014 08:15 AM Pacific Time
Alteration Date and Time:	Notice of Articles Altered on February 27, 2014 08:15 AM Pacific Time

NOTICE OF ALTERATION

Incorporation Number:
BC0747962

Name of Company:
GRAND PACARAIMA GOLD CORP.

Name Reservation Number:
NR8078251

Name Reserved:
FIRST BITCOIN CAPITAL CORP.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From:
GRAND PACARAIMA GOLD CORP.

To:
FIRST BITCOIN CAPITAL CORP.

ADD A RESOLUTION DATE:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

New Resolution Date:
February 27, 2014

AUTHORIZED SHARE STRUCTURE

1. 21,000,000,000	Common Shares	Without Par Value With Special Rights or Restrictions attached